UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2012

WINDSTREAM CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)

(501) 748-7000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 23, 2012, Windstream Corporation ("Windstream") announced that it had obtained the consent of the requisite lenders to its previously announced proposed amendment and restatement of its existing senior secured credit facilities (the "Amendment and Restatement"). Among other things, the Amendment and Restatement: (i) provides for the incurrence of $280 million of additional term loans, the proceeds of which will be used to partially repay the credit facility revolver (without any reduction in commitments); (ii) extends the maturity of certain existing term loans; (iii) provides for the ability to refinance and extend the maturity of any term loan or revolving loan with the consent of the affected lenders; and (iv) modifies certain other definitions and provisions.

The foregoing description of the Amendment and Restatement is qualified in its entirety by reference to the full text of the Amendment and Restatement Agreement and the form of the Third Amended and Restated Credit Agreement, which are attached hereto as Exhibit 10.1 and 10.2 respectively, and which are incorporated herein by reference.

JPMorgan Chase Bank, N.A., which is the administrative agent and collateral agent under Windstream’s senior secured credit facilities, J.P. Morgan Securities Inc., which served as lead arranger on the Amendment and Restatement and is a bookrunner and lead arranger under the senior secured credit facilities and an affiliate of JPMorgan Chase Bank, N.A., certain of the other lenders under Windstream’s senior secured credit facilities, and certain of their respective affiliates have performed or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee, hedging or other services for Windstream and its subsidiaries and affiliates, for which they have received or will receive fees and reimbursement of expenses.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements, are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;
•	the extent, timing and overall effects of competition in the communications business;
•	the impact of new, emerging or competing technologies;
•
the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation in 2011, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to Windstream;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which Windstream’s services depend;

•	the availability and cost of financing in the corporate debt markets;
•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;
•	the effects of federal and state legislation, and rules and regulations governing the communications industry;
•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;
•	unfavorable results of litigation;
•	continued access line loss;
•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;
•	the effects of work stoppages;
•	the impact of equipment failure, natural disasters or terrorist acts;
•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets or a significant change in the discount rate;
•	and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2011, and in subsequent filings with the Securities and Exchange Commission.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

Item 9.01.  Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Amendment and Restatement Agreement
10.2	Form of Third Amended and Restated Credit Agreement (included in Exhibit 10.1)
99.1	Press Release dated February 23, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSTREAM CORPORATION.

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel

Date: February 28, 2012

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment and Restatement Agreement
10.2	Form of Third Amended and Restated Credit Agreement (included in Exhibit 10.1)
99.1	Press Release dated February 23, 2012